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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 16, 2007 (July 31, 2007 as to the effects of the restatement discussed in Note 17), (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement of the consolidated financial statements and the adoption of Statement of Financial Accounting Standards No. 123(R), Share-based Payment), relating to the consolidated financial statements and financial statement schedule of Alliance Imaging, Inc., and our report dated March 16, 2007 relating to management's report on the effectiveness of internal control over financial reporting included in the Annual Report on Form 10-K/A of Alliance Imaging, Inc. for the year ended December 31, 2006. We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Costa Mesa, California
January 25, 2008

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  Exhibit 23.2